Exhibit 8.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

July 28, 2014

Wells Fargo & Company,

420 Montgomery Street,

San Francisco, California 94104

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $1,000,000 aggregate face amount of Medium-Term Notes, Series K, Principal at Risk Securities Linked to the Russell 2000® Index due July 28, 2017, as described in the Company’s Pricing Supplement No. 442 dated July 23, 2014 (“Pricing Supplement 442”) to the Product Supplement No. 1 dated May 2, 2012, the Prospectus Supplement dated April 13, 2012 (“Prospectus Supplement”) and the Prospectus dated April 13, 2012 (“Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”) and (ii) $2,000,000 aggregate face amount of Medium-Term Notes, Series K, Principal at Risk Securities Linked to the iShares® MSCI Emerging Markets ETF due July 28, 2017, as described in the Company’s Pricing Supplement No. 443 dated July 23, 2014 (“Pricing Supplement 443”) to the Product Supplement No. 3 dated May 2, 2012, the Prospectus Supplement and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “United States Federal Tax Considerations” in Pricing Supplement 442 and Pricing Supplement 443.

We hereby consent to the reference to us under the heading “United States Federal Tax Considerations” in Pricing Supplement 442 and Pricing Supplement 443 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Polk & Wardwell LLP
Davis Polk & Wardwell LLP